As filed with the Securities and Exchange Commission on November 6, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUMEREX CORP.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of	11-2948749
incorporation or organization)	(IRS Employer Identification No.)

3330 Cumberland Blvd, SE, Suite 700, Atlanta, GA	30339
(Address of Principal Executive Offices)	(Zip Code)

(770) 693-5950

(Registrant’s telephone number, including Area Code)

Numerex Corp. 2006 Long Term Incentive Plan

(Full title of the plan)

Stratton J. Nicolaides

Chairman and Chief Executive Officer

NUMEREX CORP.

3330 Cumberland Blvd, SE, Suite 700

Atlanta, Georgia 30339

(770) 693-5950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

RICHARD E. BALTZ

ARNOLD & PORTER LLP

555 Twelfth Street, NW

Washington, D.C. 20004

(202) 942-5000

Fax. No. (202) 942-5999

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Class A Common Stock, no par value	750,000 shares	$11.56	$8,670,000	$1,116.70

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on November 1, 2013, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Numerex Corp., a Pennsylvania corporation (the “Registrant”), and relates to the registration of 750,000 additional shares of the Registrant’s common stock, no par value (the “Common Stock”), which may be offered and sold pursuant to the Numerex Corp. 2006 Long Term Incentive Plan (the “Plan”). The Registrant previously registered additional shares of Common Stock issuable under the Plan by Registration Statement No. 333-143805 on Form S-8 filed with the Commission on June 15, 2007. In accordance with General Instruction E to Form S-8, the contents of previously filed Registration Statements relating to the Plan are incorporated by reference herein to the extent not modified or superseded hereby or thereby or by a subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified by Rule  428(b)(1) promulgated under the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated into this Registration Statement by reference:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(2) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013;

(3) Current Reports on Form 8-K (other than information furnished and not filed), which were filed with the Commission on January 28, 2013, April 10, 2013, May 13, 2013, June 5, 2013, July 3, 2013, July 3, 2013 and August 8, 2013 (as amended on August 8, 2013); and

(4) The description of the Registrant’s Common Stock contained in its Initial Registration Statement on Form S-1, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on February 28, 1995, together with any amendment or report filed subsequent to the date hereof for the purpose of updating such description (File No. 33-89794).

Item 8.  Exhibits.

      The following documents, opinions and consents are filed with this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Catania & Parker LLP
23.1	Consent of Grant Thornton, LLP
23.2	Consent of Catania & Parker LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature pages to this Registration Statement)
99.1

Numerex Corp. 2006 Long-Term Incentive Plan, previously filed as Exhibit A to the Registrant’s Annual Proxy Statement on Schedule 14A, originally filed with the Commission on April 10, 2006 and incorporated by reference herein

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on November 6, 2013.

NUMEREX CORP.

By: /s/ Stratton J. Nicolaides
Chairman of the Board of Directors and
Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Stratton J. Nicolaides and Richard A. Flynt, his or her true and lawful attorney-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Stratton J. Nicolaides Stratton J. Nicolaides	Chairman of the Board of Directors and Chief Executive Officer	November 6, 2013
/s/. Richard A. Flynt Richard A. Flynt	Chief Financial Officer	November 6, 2013
/s/ Brian Beazer Brian Beazer	Director	November 6, 2013
/s/ George Benson George Benson	Director	November 6, 2013
/s/ E. J. Constantine E. J. Constantine	Director	November 6, 2013
/s/ Tony G. Holcombe Tony G. Holcombe	Director	November 6, 2013

/s/ Sherrie G. McAvoy Sherrie G. McAvoy	Director	November 6, 2013
/s/ Jerry A. Rose Jerry A. Rose	Director	November 6, 2013
/s/ Andrew J. Ryan Andrew J. Ryan	Director	November 6, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Catania & Parker LLP
23.1	Consent of Grant Thornton, LLP
23.2	Consent of Catania & Parker LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature pages to this Registration Statement)
99.1

Numerex Corp. 2006 Long-Term Incentive Plan, previously filed as Exhibit A to the Registrant’s Annual Proxy Statement on Schedule 14A, originally filed with the Commission on April 10, 2006 and incorporated by reference herein